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                                  EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-5604, 33-28593 and 33-55693) of National Sanitary Supply Company of our report dated February 4, 1997 appearing on page 9 of the l996 Annual Report to Stockholders which is incorporated in this Annual Report on Form 10- K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page S-2 of this Form 10-K.

/S/ PRICE WATERHOUSE LPP
------------------------
PRICE WATERHOUSE LPP

Cincinnati, Ohio
March 4, 1997